Exhibit 99.1

Medley Capital Corporation Announces June 30, 2015 Financial Results; Board Declares Dividend of $0.30 Per Share for the Third Fiscal Quarter of 2015

NEW YORK, NY (August 10, 2015) – Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced that its Board of Directors declared a dividend for the quarter ended June 30, 2015 of $0.30 per share, payable on September 11, 2015, to stockholders of record as of August 19, 2015. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Highlights

•	Declared a dividend of $0.30 per share
•	Net investment income of $0.30 per share
•	Net asset value (NAV) of $11.53 per share
•	Gross investment originations of $47.5 million

Financial Results for the Quarter Ended June 30, 2015

Portfolio Investments

The total value of our investments was $1,204.2 million at June 30, 2015. During the quarter ended June 30, 2015, the Company originated $47.5 million of new investments and had $49.4 million of repayments resulting in net repayments of $1.9 million. As of June 30, 2015, the Company had investments in securities of 71 portfolio companies with approximately 62.2% consisting of senior secured first lien investments, 30.3% consisting of senior secured second lien investments, 3.2% in unsecured debt and 4.3% in equities / warrants. As of June 30, 2015, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 12.4%.

Results of Operations

For the three and nine months ended June 30, 2015, the Company reported net investment income of $0.30 and $0.95 per share and net income of $0.14 and $0.03 per share, calculated based upon the weighted average shares outstanding. As of June 30, 2015, the Company’s NAV was $11.53 per share.

Investment Income

For the three months ended June 30, 2015, gross investment income was $36.0 million and consisted of $33.8 million of portfolio interest income, $0.1 million of dividend income, net of provisional taxes, and $2.1 million of fee income. For the nine months ended June 30, 2015, gross investment income was $112.6 million and consisted of $103.8 million of portfolio interest income, $0.1 million of dividend income, net of provisional taxes and $8.7 million of fee income.

Expenses

For the three months ended June 30, 2015, total expenses were $18.7 million and consisted of the following: base management fees of $5.5 million, incentive fees of $4.3 million, interest and financing expenses of $6.2 million, professional fees of $0.9 million, administrator expenses of $1.1 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.6 million.

For the nine months ended June 30, 2015, total expenses were $57.2 million and consisted of the following: base management fees of $16.9 million, incentive fees of $13.8 million, interest and financing expenses of $18.8 million, professional fees of $2.3 million, administrator expenses of $3.2 million, directors fees of $0.4 million, and other general and administrative related expenses of $1.8 million.

Net Investment Income

For the three and nine months ended June 30, 2015, the Company reported net investment income of $17.2 million and $55.4 million, or $0.30 and $0.95 on a weighted average per share basis, respectively.

Net Realized and Unrealized Gains/Losses

For the three and nine months ended June 30, 2015, the Company reported net realized losses of $9.0 million and $18.6 million, respectively.

For the three and nine months ended June 30, 2015, the Company reported a net unrealized gain including the provision for income taxes on unrealized gain on investments of $0.1 million and an unrealized loss of $34.9 million, respectively.

Liquidity and Capital Resources

As of June 30, 2015, the Company had a cash balance of $36.2 million and $181.7 million of debt outstanding under its $346.0 million senior secured revolving credit facility.

As June 30, 2015, the Company had $171.5 million of debt outstanding under its senior secured term loan credit facility, $130.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Since inception of the stock repurchase program, the Company has repurchased a total of 994,758 shares at a weighted average price of $9.56, including commission, with a total cost of approximately $9.5 million. During the quarter ended June 30, 2015, 169,081 shares were repurchased at a weighted average price of $9.32, including commission, with a total cost of approximately $1.6 million.

Dividend Declaration

On August 5, 2015, the Company’s Board of Directors declared a quarterly dividend of $0.30 per share payable on September 11, 2015 to holders of record as of August 19, 2015.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 12, 2015.

All interested parties may participate in the conference call by dialing (866) 318-8612 approximately 5-10 minutes prior to the call, international callers should dial (617) 399-5131. Participants should reference Medley Capital Corporation and the participant passcode of 78499731 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	June 30, 2015	September 30, 2014
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of	$1,156,184	$1,185,859
$1,216,982 and $1,215,422, respectively)
Controlled investments (amortized cost of $41,065 and $39,900,	38,000	38,244
respectively)
Affiliated investments (amortized cost of $10,000 and $19,943, respectively)	10,000	21,435
Total investments at fair value	1,204,184	1,245,538
Cash and cash equivalents	36,240	36,731
Interest receivable	11,811	13,096
Deferred financing costs, net	11,127	11,688
Fees receivable	1,474	1,930
Other assets	801	651
Receivable for dispositions and investments sold	4,282	14,290
Deferred offering costs	307	222

Total assets	$1,270,226	$1,324,146

LIABILITIES
Revolving credit facility payable	$181,700	$146,500
Term loan payable	171,500	171,500
Notes payable	103,500	103,500
SBA debentures payable	130,000	100,000
Payable for investments originated, purchased and participated	-	54,995
Management and incentive fees payable	9,856	10,445
Accounts payable and accrued expenses	2,217	2,330
Interest and fees payable	1,902	2,096
Administrator expenses payable	1,066	1,012
Deferred tax liability	2,514	1,592
Deferred revenue	320	265
Due to affiliate	132	40
Offering costs payable	-	14

Total liabilities	$604,707	$594,289

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized,
57,738,526 and 58,733,284 common shares issued and outstanding, respectively	$58	$59
Capital in excess of par value	729,938	739,443
Accumulated undistributed net investment income	20,385	21,674
Accumulated net realized gain/(loss) from investments	(18,628)	-
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(66,234)	(31,319)
Total net assets	665,519	729,857

Total liabilities and net assets	$1,270,226	$1,324,146

NET ASSET VALUE PER SHARE	$11.53	$12.43

Medley Capital Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months		For the nine months
	ended June 30		ended June 30
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments
Cash	$30,443	$26,231	$94,066	$71,272
Payment-in-kind	2,270	2,803	5,905	8,055
Affiliated investments
Cash	167	284	972	838
Payment-in-kind	-	118	190	349
Controlled investments
Cash	399	-	1,193	-
Payment-in-kind	491	-	1,443	-
Total interest income	33,770	29,436	103,769	80,514
Dividend income, net of provisional taxes (144 and 0, respectively)
Non-controlled/Non-affiliated investments	107	-	107	-
Interest from cash and cash equivalents	2	2	4	6
Fee income	2,085	8,634	8,708	20,618
Total investment income	35,964	38,072	112,588	101,138

EXPENSES
Base management fees	5,546	4,593	16,876	12,336
Incentive fees	4,310	5,174	13,846	13,570
Interest and financing expenses	6,160	5,348	18,765	14,502
Administrator expenses	1,066	859	3,186	2,371
Professional fees	905	711	2,277	1,868
Directors fees	135	194	433	536
Insurance	140	150	426	426
General and administrative	462	349	1,396	1,249
Total expenses	18,724	17,378	57,205	46,858
NET INVESTMENT INCOME	17,240	20,694	55,383	54,280

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(9,010)	814	(18,628)	887
Net unrealized appreciation/(depreciation) on investments	427	(4,820)	(34,137)	(11,581)
Net unrealized appreciation/(depreciation) on participations	-	(29)	-	124
Change in provision for taxes on unrealized gain on investments	(284)	(70)	(778)	(386)
Net gain/(loss) on investments	(8,867)	(4,105)	(53,543)	(10,956)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$8,373	$16,589	$1,840	$43,324

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.14	$0.33	$0.03	$0.97
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.30	$0.41	$0.95	$1.21
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED	57,859,274	50,503,492	58,363,128	44,836,152

DIVIDENDS DECLARED PER COMMON SHARE	$0.30	$0.37	$0.97	$1.11

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is an asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. As of March 31, 2015, Medley has in excess of $3.9 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and the Sierra Income Corporation, as well as private investment vehicles. Over the past 13 years, we have invested in excess of $5.3 billion to help over 290 companies grow across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Fitzroy Communications
212.498.9197